                                                                     EXHIBIT 3.3

                                                                 [STAMP]
                                                                  FILED
                                                               NOV 13 1990
                                                                  10 AM
                                                             /s/ [ILLEGIBLE]
                                                            SECRETARY OF STATE




                             CERTIFICATE OF INCORPORATION

                                          OF

                           DURA MECHANICAL COMPONENTS, INC.

                                     ARTICLE ONE

     The name of the corporation is Dura Mechanical Components, Inc.

                                     ARTICLE TWO

     The address of the corporation's registered office in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                    ARTICLE THREE

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                     ARTICLE FOUR

     The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, with a par value of $0.01 per share.

                                     ARTICLE FIVE

     The name and mailing address of the sole incorporator are as follows:

          NAME                               MAILING ADDRESS
          ----                               ---------------
     JuliAnn H. Robinson                     200 East Randolph Drive
                                             Suite 5600
                                             Chicago, Illinois 60601

                                     ARTICLE SIX

     The corporation is to have perpetual existence.

                                    ARTICLE SEVEN

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                    ARTICLE EIGHT

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                     ARTICLE NINE

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                     ARTICLE TEN

     The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                    ARTICLE ELEVEN

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 12th day of November, 1990.



                              /s/ JuliAnn H. Robinson
                              ------------------------------
                              JuliAnn H. Robinson, Sole Incorporator

                                                              [STAMP]
                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 02:30 PM 08/29/1994
                                                          944162314 - 2246484


                               CERTIFICATE OF AMENDMENT

                           TO CERTIFICATE OF INCORPORATION

                                          OF

                           DURA MECHANICAL COMPONENTS, INC.

                                       * * * *

                      Adopted in accordance with the provisions
                    of Section 242 of the General Corporation Law
                               of the State of Delaware

                                       * * * *

     David R. Bovee, being the Vice-President of Dura Mechanical Components, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

     FIRST: The Board of Directors of the Corporation adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the "Amendment") and directed that the Amendment be submitted to the sole holder of the issued and outstanding shares of Common Stock of the Corporation entitled to vote thereon for its consideration and approval:

               RESOLVED, that the Certificate of Incorporation of the Corporation be, and hereby is, amended in accordance with Section 242 of the General Corporation Law of the State of Delaware by deleting ARTICLE ONE thereof in its entirety and substituting therefor ARTICLE ONE as follows:

                                     ARTICLE ONE

                    The name of the corporation is Dura Automotive Systems,
               Inc.

     SECOND:  The Amendment was duly adopted in accordance with Section 228 and
Section 242 of the General Corporation Law of the State of Delaware by the sole holder of the issued and outstanding shares of the Common Stock of the Corporation entitled to vote thereon.

                                       * * * * *

     IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 29th day of August, 1994.

                              DURA MECHANICAL COMPONENTS, INC.,
                              a Delaware corporation


                              By: /s/ David R. Bovee
                                 ------------------------------------
                                 David R. Bovee
                                 Vice-President

                                                              [STAMP]
                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:00 PM 06/10/1996
                                                          960168667 - 2246484

                             CERTIFICATE OF AMENDMENT OF

                             CERTIFICATE OF INCORPORATION

                                          OF

                            DURA AUTOMOTIVE SYSTEMS, INC.

          Dura Automotive Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "CORPORATION"),

          DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation adopted a resolution amending Article One of the Certificate of Incorporation of the Corporation to read in its entirety as follows (the "AMENDMENT"):

                                     "ARTICLE ONE

               FIRST.  The name of the Corporation is Dura Operating Corp."

     SECOND: That in lieu of a meeting and vote of stockholders, the holder of all of the outstanding stock entitled to vote on the Amendment has voted in favor of the Amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Dura Automotive Systems, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this 3rd day of June, 1996.

                                   DURA AUTOMOTIVE SYSTEMS, INC.


                                   By: /s/ Karl F. Storrie
                                      -------------------------------------
                                      Karl F. Storrie
                                      President and
                                      Chief Executive Officer





                                          2